As filed with the Securities and Exchange Commission on November 4, 2015

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

FAIRFAX FINANCIAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

95 Wellington Street West
Suite 800
Toronto, Ontario
Canada M5J 2N7
(Address of Principal Executive Offices, including zip code)
___________________

ODYSSEY RE HOLDINGS CORP.
(NON-QUALIFIED) 2010 EMPLOYEE SHARE PURCHASE PLAN
(Full title of the plan)
___________________

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8700
(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Subordinate Voting Shares	65,000	U.S. $492.42	U.S. $32,007,058	U.S. $3,224

(1)
This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 65,000 Subordinate Voting Shares of Fairfax Financial Holdings Limited (the “Registrant”) to be offered under the Odyssey Re Holdings Corp. (Non-Qualified) 2010 Employee Share Purchase Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Subordinate Voting Shares to be issued in connection with any stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated pursuant to Securities Act Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Subordinate Voting Shares quoted on The Toronto Stock Exchange on October 28, 2015 and on the October 28, 2015 exchange rate of Cdn. $1.00 – U.S. $0.7581.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 65,000 shares of common stock, $0.01 par value per share, of the Registrant issuable pursuant to the Plan.  In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-165730) that the Registrant filed with the Securities and Exchange Commission on March 26, 2010, are hereby incorporated by reference and made part of this Registration Statement, except that Item 3 thereof is hereby restated as follows.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents of the Registrant filed with or furnished to the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 40-F filed with the Commission on March 6, 2015;

(b)
the Registrant’s Current Reports on Form 6-K furnished to the Commission on March 6, 2015, May 1, 2015, June 15, 2015 (related to the management proxy circular), June 23, 2015, July 31, 2015, August 11, 2015 (related to the management proxy circular) and October 30, 2015 (related to the third quarter financial results); and

(c)
the description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 1-31556) filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 5, 2002, including any other amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed or furnished by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on November 4, 2015.

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Vice President, Corporate Affairs

POWER OF ATTORNEY

                Each person whose signature appears below constitutes and appoints each of  V. Prem Watsa, Eric P. Salsberg and Paul Rivett his true and lawful attorney-in-fact and agent, each acting alone, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ V. Prem Watsa	Chairman, Chief Executive Officer and Director
V. Prem Watsa	(Principal Executive Officer)

/s/ David Bonham	Vice President and Chief Financial Officer
David Bonham	(Principal Financial Officer and Principal Accounting Officer)

/s/ Anthony F. Griffiths	Director
Anthony F. Griffiths

/s/ Robert J. Gunn	Director
Robert J. Gunn

Director
Alan D. Horn

/s/ John R.V. Palmer	Director
John R.V. Palmer

/s/ Timothy R. Price	Director
Timothy R. Price

Director
Brandon W. Sweitzer

/s/ Benjamin P. Watsa	Director
Benjamin P. Watsa

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has signed this Form S-8 Registration Statement, solely in its capacity as the duly authorized representative of Fairfax Financial Holdings Limited in the United States, in the Province of Ontario, Canada, on November 4, 2015.

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Vice President, Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description

4.1
Certificate of Continuance of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on November 10, 1997 (File No. 333-7924)).  Also see Exhibit 4.2 hereto.

4.2
Certificates of Amendment of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on March 26, 2010 (File No. 333-165730)).

4.3
By-law No. 16 of the Registrant adopted by the Registrant’s Board of Directors on March 29, 1991 and confirmed by the Registrant’s shareholders on May 8, 1991 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on November 10, 1997 (File No. 333-7924)).

23.1	Consent of PricewaterhouseCoopers LLP, independent auditor*
24.1	Power of Attorney (included in this Registration Statement under “Signatures”)*
99.1
Odyssey Re Holdings Corp. (Non-Qualified) 2010 Employee Share Purchase Plan (as amended and restated July 2, 2014) (incorporated by reference to Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on July 8, 2014 (File No. 001-31556)).

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* Filed herewith.